 Bankwell Financial Group2Q’18 Investor Presentation

 Safe Harbor  This presentation may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Bankwell's Story

Bankwell is one of the fastest growing and most profitable community banks in Connecticut.


BANKWELL MILESTONES
ASSETS
Dollars in thousands
$0
2002
Founded The Bank of New Canaan
$190,906
2007
Holding Company formed (BNC Financial Group)
$247,041
2008
Founded second bank, The Bank of Fairfield
$395,708
2010
Founded third bank, Stamford First Bank, a division of The Bank of New Canaan
$779,618
2013
The banks merge into "Bankwell"; Bankwell acquires The Wilton Bank
$1,099,531
2014
Bankwell acquires Quinnipiac Bank & Trust Company
$1,628,919
2016
Named one of the "Top 100 Best Performing Community Banks of 2016"[1]
$1,796,607
2017
Named to Sandler O'Neill "Sm-All Stars Class of 2017"[2]
$1,870,802
2Q18
Opened 3 new branches in Fairfield County

1 Bankwell was named one of the "Top 100 Best Performing Community Banks of 2016" between $1 billion and $10 billion in assets nationwide based on certain metrics for the year ended December 31, 2016 by S&P Global Market Intelligence

2 Bankwell was named one of 29 banks nationwide to make the Sandler O'Neill + Partners list of "Sm-All Stars", and the only CT bank to make the list

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 Industry and Community Recognition  Named by S&P Global Market Intelligence one of the “Top 100 Best Performing Community Banks of 2016”  Named by Banking Choice Awards “#1 Bank in Fairfield County for Customer Service”  Named to Sandler O’Neill “Sm-All Stars Class of 2017”

 Bankwell Profile  $1.87B asset Connecticut-based bank with focus on CRE and C&I lending12 existing branches in Fairfield & New Haven Counties  Company Overview NASDAQ: BWFG  $158MM deposits per branch, highest in Fairfield & New Haven Counties1Attractive core market of Fairfield County / Bridgeport-Stamford-Norwalk MSAMost affluent MSA in the Nation in per capita personal income (PCPI)2  1 Source: S&P Global Market Intelligence’s Branch Competitors & Pricing Report as of 6/30/17, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)2 Source: Bureau of Economic Analysis’ Metropolitan Area Table, contained within the Local Area Personal Income, 2016 news release on 11/16/17   Existing branches (12) Fairfield County

 Why Bankwell?   Consistently strong performer in highly attractive markets  1 as of June 29th, 20182 as of June 30th, 2018

Strategic Priorities

Balance Sheet Diversification / Loan Growth

- Strategic expansion of C&I lending
- Price “smart”, defend NIM through disciplined growth

Deposit Growth

- Open three new branches
- Launch online deposit gathering
- Key Treasury Management initiatives, targeting Municipalities, Professional Services

Credit Quality

- Maintain discipline
- Expand portfolio management capabilities

M&A Opportunities

- Well positioned for opportunistic transactions

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2Q'18 Highlights

Profitability	• $4.7 million Net Income • 1.03% Return on Average Assets • 11.28% Return on Equity • $21.56 Tangible Book Value
Growth	• $1.6 billion of gross loans, 7% growth year over year • $1.5 billion of deposits, 4% growth year over year • Opened 3 new branches in June • $12.7MM of assets per employee

Stability	• 2Q'18 dividend of $0.12 declared
	• Considered "Well Capitalized" with
	  • 10.03% Tier 1 Leverage
	  • 11.31% CET1 / RWA
	  • 12.47% Total Capital / RWA

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 2Q Consolidated Statement of Income   2018 2017 VTotal Interest Income $19.4 $17.7 $1.7Total Interest Expense $5.5 $4.0 $1.5Net Interest Income $13.9 $13.6 $0.3Provision for Loan Losses $0.3 $0.9 $(0.6)Net Interest Income after Provision $13.6 $12.7 $0.9Non Interest Income $1.1 $1.0 $0.1Non Interest Expense $8.8 $7.6 $1.2Pre-Tax Income $5.9 $6.2 $0.2Income Tax Expense $1.2 $2.4 $(1.2)Reported Net Income (Loss) $4.7 $3.8 $0.9EPS $0.60 $0.49 $0.11  Dollars in millions  Key driversNet Interest Income growth driven by loan originations, partially offset from rising cost of funds on deposits & increased borrowingsProvision for Loan Losses favorable due to improving historical loss trendsNon Interest Expense increase over prior quarter in support of ongoing business growth, reflected in increased C&B and Occupancy / Equipment expensesTax Expense reflects the impact of the new Corporate Tax Rate of 21%, vs prior rate of 35%

 2Q YTD Consolidated Statement of Income   2018 2017 VTotal Interest Income $38.0 $34.1 $3.9Total Interest Expense $10.4 $7.5 $2.9Net Interest Income $27.6 $26.6 $1.0Provision for Loan Losses $0.3 $1.4 $(1.1)Net Interest Income after Provision $27.3 $25.2 $2.1Non Interest Income $2.4 $2.3 $0.2Non Interest Expense $18.0 $15.8 $2.2Pre-Tax Income $11.8 $11.6 $0.2Income Tax Expense $2.4 $4.1 $1.7Reported Net Income (Loss) $9.3 $7.5 $1.8EPS $1.19 $0.97 $0.22  Dollars in millions  Key driversNet Interest Income growth driven by loan originations, partially offset from rising cost of funds on deposits & increased borrowingsProvision for Loan Losses favorable due to improving historical loss trendsNon Interest Expense increase over prior quarter in support of ongoing business growth, reflected in increased C&B and Occupancy / Equipment expenses, as well as reduced loan origination costs as a result of year-over-year lower loan volumeTax Expense reflects the impact of the new Corporate Tax Rate of 21%, vs prior rate of 35%

 Financial Snapshot  Dollars in thousands, except per share data  2014  2015  2016  2017  1Q’18  2Q’18  Total assets  $1,099,531  $1,330,372  $1,628,919  $1,796,607  $1,831,243  $1,870,802  Net loans  $915,981  $1,129,748  $1,343,895  $1,520,879  $1,534,565  $1,572,591  Loans to deposits  110.7%  109.1%  105.6%  110.1%  108.7%  108.4%  Efficiency ratio  68.7%  62.3%  56.5%  54.9%  62.0%  60.1%  Net interest margin  3.84%  3.77%  3.54%  3.30%  3.15%  3.15%  Total capital to risk weighted assets  13.55%  13.39%  12.85%  12.19%  12.35%  12.47%  Return on average equity  5.13%  6.76%  8.94%  8.93%  11.35%  11.28%  Tangible book value per share  $16.35  $17.43  $18.98  $20.59  $21.12  $21.56  Net interest income  $31,660  $42,788  $49,092  $54,364  $13,705  $13,908  Net income  $4,568  $9,030  $12,350  $13,830  $4,600  $4,715  EPS (fully diluted)  $0.78  $1.21  $1.62  $1.78  $0.59  $0.60  1  1 Values are based on reported earnings / performance, which were impacted primarily as a result of the Tax Cut and Jobs Act passed in December 2017 along with several other smaller items. Please refer to BWFG’s 4Q’17 Earnings Release for further detail

 Financial Performance Trends  Net IncomeCAGR 40%   RevenueCAGR 16%   EPS $0.78 $1.21 $1.62 $1.78 $1.19Efficiency Ratio 68.7% 62.3% 56.5% 54.9% 60.1%NIM 3.84% 3.77% 3.54% 3.30% 3.15%          1 4Q’17 EPS reduced by $0.26 due to the impact of the Tax Cut and Jobs Act passed in December 2017 along with several other smaller items; on a “core” basis, 2017 EPS is $2.03, please refer to BWFG’s 4Q’17 Earnings Release for further detail  1  The second quarter efficiency ratio was 58.2%, versus 62.0% in Q1, bringing the year to date ratio down to 60.1%NIM has remained constant from Q1 at 3.15%, despite rising pressure on deposit costs  Dollars in millions

 Loan Portfolio  CAGR 17%  $1,543  $1,366  $1,148  $930  $1,556  $1,594  Dollars in millions

 Loan Portfolio  Team of 10 skilled credit analysts, most with > 10 years’ experienceStrong risk management practices in placeDeveloped rigorous suite of risk management reports, enabling multi-level portfolio stratificationProven track record as CRE Lender

 CRE Loan Portfolio  Retail Composition  $  %  Retail2  $165   54.86%  Grocery  $76   25.29%  Pharmacy  $28   9.15%  Restaurant  $16   5.39%  Gas / Auto Services  $16   5.31%  Total Retail  $301   100.00%  Fairfield County, CT exposure is $82MM, 27% of total RetailAverage deal size is $2.1MM            Office Composition  $  %  Office (primarily suburban)  $214   72.20%  Medical  $80   27.10%  Condo  $2   0.70%  Total Office  $297   100.00%  Fairfield County, CT exposure is $77MM, 26% of total OfficeAverage deal size is $2.0MM      1 Includes Owner Occupied CRE2 Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented   1  Dollars in millions  At year-end 2017, Retail and Office concentrations were 27.21% and 27.90%, respectivelyProperty Type mix has diversified over 2018

 Geography Distribution  Measured Approach To ExpansionFollowing Existing Customers To New Locations  CRE to Risk Based Capital Ratio  Proven track record as CRE LenderStrong risk management practices in place  1  1 Includes Owner Occupied CRE  CRE Loan Portfolio

Asset Quality

NPA to Total Assets


0.39%
0.38%
0.20%
0.31%
1.14%
1.25%

$MMs	2014	2015	2016	2017	1Q'18	2Q'18
NPAs	$4.31	$5.04	$3.21	$5.48	$20.86	$23.33

- 1Q increase in NPAs driven by two specific relationships
- Increase seen in 2Q NPAs attributable to required repurchase of guaranteed portion of SBA loan deemed an NPA in 1Q
- The total allowance for loan loss ("ALLL") reserve is $19.0MM and represents 1.19% of total loans
- The general ALLL reserve provides 256% coverage of NPAs that are not already covered by specific reserves
- Net Charge-Offs / Total Loans remains low at 0.01%


Allowance for Loan Loss
1.23%
0.01%
1.22%
1.19%
0.20%
0.99%
2017
2Q18
General Reserve
Specific Reserve

Update on the 2 recent NPAs

NPA #1

$4MM loan fully paid off (subsequent to quarter-end)

BWFG recovered 100% principal plus default interest and expenses

All else equal, NPA / Total Assets would have been 1.04% for 2Q, excluding this loan

NPA #2

Continuing to work with borrower on multiple pathways to repayment

$3MM specific reserve taken in 2Q

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 Deposits  CAGR 17%  $835  $1,047  $1,289  $1,398  $1,427  $1,466  Dollars in millions

 Deposit Market Share    Deposit Market Share          Location  2013  2014  2015  2016  2017  New Canaan  19.77%  22.71%  24.40%  29.59%  31.10%  Fairfield  5.95%  7.65%  6.38%  7.58%  9.18%  Stamford  1.99%  2.84%  2.00%  1.92%  2.28%  Wilton  6.26%  6.87%  7.76%  9.85%  13.81%  Norwalk  not applicable    1.44%  1.97%  2.92%  Fairfield County  1.51%  2.00%  1.94%  2.17%  2.54%  New Haven County  0.40%  0.43%  0.45%  0.55%  0.61%  From FDIC Market Share Report as of June 30, 2017  Growing deposit share in all markets

Deposit Initiatives

Municipal Deposits

- Targeting the 12 municipalities in Bankwell's existing footprint
- $2+ billion of annual budgets represent large potential banking opportunities in footprint alone

Treasury Management

- Targeted *Professional Services* campaign focusing on Attorneys, CPAs, Medical & Non-Profits, Property Managers
- Treasury Management officers assigned to each Lender for coordinated sales

Expanded Network

- 3 new branches opened in 2Q in the desirable markets of Darien, Westport and Stamford CT, bringing in $11 million in new deposits by the end of the quarter
- Launched online deposit generation in 2Q

Continued expansion of deposit gathering abilities

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Management Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke President & CEO *(since 2015)*	25+	• Founding investor of Bankwell's precursor, Bank of New Canaan, member of BoD and ALCO Committee 2009 to 2012 • 20 year Investment Banking career focused on financial institutions, securitizations and interest rate risk management • Management positions include Chief Operating Officer of Greenwich Capital Markets
Penko Ivanov EVP & CFO (*since 2016*)	25+	• CFO for Darien Rowayton Bank & Doral Bank's US Operations • Proven track record in building, improving and overseeing all areas of Finance, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions • Prior experience includes 8 years with GE Capital in various finance roles
Heidi S. DeWyngaert EVP & Chief Lending Officer (*since 2004*)	30+	• Previously at Webster Bank, managing the Fairfield County Commercial Real Estate group • 10 years as Vice President for CRE at First Union National Bank
David P. Dineen EVP & Head of Community Banking (*since 2016*)	30+	• Previously at Capital One Commercial Bank as the National Market Manager for Treasury Management and Deposit Services • Managed Retail Branch networks and Treasury Management sales teams at NorthFork Bank and Commerce Bank
Christine A. Chivily EVP & Chief Risk & Credit Officer (*since 2013*)	30+	• Previously a Risk Manager for CRE and C&I at Peoples United Bank • SVP/Senior Credit Officer at RBS Greenwich Capital Markets (11 years); Director - Northeast Region, Multifamily at Freddie Mac (5 years); Manager, Loan Servicing - Distressed Assets at M&T Bank
Laura J. Waitz EVP & Chief of Staff (*since 2017*)	30+	• Previously Senior Managing Director, Global Head of Human Resources at The Blackstone Group (9 years) • Also at Citi Alternative Investments as MD & Global Head of Compensation & at Deutsche Bank as Head of Compensation (Americas) & as Global Compensation Mgr. for Private Equity & Investment Bank

Experienced management team with a diverse, non-community banking background

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